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         EXHIBIT 11.1 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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                                                                                 ---------------------------------------------------
The components of earnings per share are:                                                             Pro Forma
                                                                                 --------------------------------------------------
                                                                                  Nine Months Ended               Year Ended
                                                                                  September 30, 2003           December 31, 2002
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)                        Actual     As Adjusted      Actual       As Adjusted
------------------------------------------------------------------------------------------------------------------------------------
Net Income                                                                    $29,345.0     $29,038.0      $   106.0      $ 7,483.0

Weighted-average common shares outstanding                                     19,274.0      19,274.0       19,160.3       19,160.3
Net effect of the assumed purchase of stock based on the treasury stock
method for options and stock plans                                                297.1         297.1          226.8          226.8
                                                                               --------      --------       --------       --------
   Weighted-average diluted common shares outstanding                          19,571.1      19,571.1       19,387.1       19,387.1

Earning per share                                                             $    1.52     $    1.51      $    0.01      $    0.39
                                                                               ========      ========       ========       ========
Diluted earnings per share                                                    $    1.50     $    1.55      $    0.01      $    0.39
                                                                               ========      ========       ========       ========
NET EFFECT OF ASSUMED PURCHASE OF STOCK BASED ON TREASURY STOCK
METHOD FOR OPTIONS:
Number of Dilutive Options Outstanding                                    (A)   1,442.2       1,442.2        1,334.3        1,334.3
Average Exercise Price                                                        $   18.11     $   18.11      $   17.78      $   17.78
                                                                               --------      --------       --------       --------
Proceeds                                                                      $26,122.5     $26,122.5      $23,722.2      $23,722.2

Average Share Price (for period)                                              $   22.67     $   22.67      $   21.42      $   21.42
                                                                               --------      --------       --------       --------
Number of Shares Repurchased                                              (B)   1,152.3       1,152.3        1,107.5        1,107.5
Number of Dilutive Options Outstanding                                    (A)   1,442.2       1,442.2        1,334.3        1,334.3
Less:  Number of Shares Repurchased                                       (B)   1,152.3       1,152.3        1,107.5        1,107.5
                                                                               --------      --------       --------       --------
Diluted Shares for Options and Stock Plans                                        289.9         289.9          226.8          226.8
                                                                               ========      ========       ========       ========
NET EFFECT OF ASSUMED PURCHASE OF STOCK BASED ON TREASURY STOCK
METHOD FOR RESTRICTED STOCK:
Restricted Shares Granted
   Outstanding Shares                                                             353.6         353.6          353.6          353.6
   Average Grant Price                                                        $   21.76     $   21.76      $   21.76      $   21.76
                                                                               --------      --------       --------       --------
   Value of Grants                                                            $   7,694     $   7,694      $   7,694      $   7,694
   Replacement Shares (as if issued at the beginning of period)                     -             -
   Average Grant Price                                                        $     -       $     -
                                                                               --------      --------       --------       --------
   Value of Grants                                                            $     -       $     -        $    -         $   -
Number of Unvested Shares
   Outstanding Shares                                                             178.6         178.6          270.5          270.5
   Replacement Shares                                                               -             -              -            -
                                                                               --------      --------       --------       --------
                                                                                  178.6         178.6          270.5          270.5
Unrecognized Deferred Compensation (Assumed Proceeds)
+  Outstanding Shares (Value of Unvested Restricted Shares)                   $ 3,885.7     $ 3,885.7      $ 5,886.4      $ 5,886.4
+  Replacement Shares (Value of Unvested Restricted Shares)                         -             -              -            -
-  Recognized Compensation of Replacement Shares                                    -             -              -            -
                                                                               --------      --------       --------       --------
                                                                              $ 3,885.7     $ 3,885.7      $ 5,886.4      $ 5,886.4
Average Share Price (for period)                                              $   22.67     $   22.67      $   21.42      $   21.42
                                                                               --------      --------       --------       --------
Number of Potential Repurchased Shares                                            171.4         171.4          274.8          274.8
Number of Unvested Restricted Shares                                              178.6         178.6          270.5          270.5
Less:  Number of Dilutive Shares Repurchased                                      171.4         171.4          270.5          270.5
                                                                               --------      --------       --------       --------
Diluted Shares for Stock Plans                                                      7.2           7.2            -            -
                                                                               ========      ========       ========       ========
USB/PJC Share Conversion:
   Weighted-average common shares outstanding                   ---         1,927,397.0   1,927,397.0    1,916,027.0    1,916,027.0
   Exchange ratio (USB shares for 1 PJC share)                  100               100.0         100.0          100.0          100.0
                                                                ---            --------      --------       --------       --------
                                                                               19,274.0      19,274.0       19,160.3       19,160.3
                                                                               ========      ========       ========       ========
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NOTES:
1.  Assumes a distribution date of September 30, 2003 and USB restricted stock and options held by current employees are replaced with PJC restricted stock and options in the manner described in the Information Statement.
2.  Option conversion assumes a USB stock price as of September 30, 2003 and a
    PJC valuation of $650 million.
3.  Assumes a stock conversion ratio of 1 share of PJC for every 100 shares of
    USB stock.
4.  RESTRICTED STOCK:
    BASIC SHARES: SHARES SHALL BE INCLUDED IN BASIC EPS AS OF THE DATE THAT ALL
    NECESSARY CONDITIONS HAVE BEEN SATISFIED. OUTSTANDING SHARES THAT are
    contingently returnable (unvested) shall be included if the condition is satisfied by the end of the period (i.e. vested)
    DILUTIVE SHARES: DILUTED EPS SHALL BE BASED ON THE NUMBER OF SHARES, IF
    ANY, THAT WOULD BE ISSUABLE IF THE END OF THE REPORTING PERIOD were the end of the contingency period.